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                                                                 EXHIBIT 10.21

                                Board of Directors of Interactive Network, Inc.:


INTERACTIVE NETWORK, INC. ACTION OF THE BOARD OF DIRECTORS BY MAJORITY WRITTEN CONSENT CONFIRM THE BOARD RESOLUTION EFFECTIVE JUNE 14, 1998.

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Date: June 17, 1998
Re: Board Resolution of June 14, 1998 and Employment Agreement to Bruce W. Bauer

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WHEREAS Interactive Network, Inc. (the Company) passed a board resolution by majority vote on June 14, 1998 to hire Bruce W. Bauer to the position of Chief Executive Officer and President of the Company for a one year employment contract effective the 14th of June 1998 through the 13th of June 1999, the Company shall provide under terms and conditions set forth as follows:

     1. Amount of $125,000.00 (one hundred twenty five thousand dollars) effective June 14, 1998.

     2. The contract amount to be payable by the Company to Mr. Bauer in two payments per month, or 24 equal payments per year ($125,000 / 24 = 5208.33).

     3. If terminated, or if job is ended, the remaining balance of the yearly contractual salary not yet paid is due payable immediately at job termination.

     4. The Corporation hereby grants nonstatutory stock options to Mr. Bruce W. Bauer to purchase in the amount of 900,000 (nine hundred thousand) shares of The Corporation's Common Stock to Bruce W. Bauer; and further resolved that the exercise price of each share shall be $0.2l (twenty one cents) per share at not less than the fair market value as of this day hereof and that each such option shall be immediately vested and exercisable immediately, and shall have a term of five years, and that the proper officers of the Company are hereby authorized and duly directed to execute such documents and to take whatever, action as required to carry out the foregoing resolutions.

     5. It is the instructions and authorization of the Company and its Board of Directors that the issuance of the above compensation be provided as intended and herewith ratifies and confirms the same by the majority of the Board of Directors of Interactive Network, Inc.

This document may be executed in one or more counterparts, each of which is and shall be deemed to be an original, and all of which when taken together shall constitute one instrument.

Authorization and Acceptance by:
                                              /s/ John Bohrer
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Don Graham, Director                          John Bohrer, Director


/s/ Bill Green
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Bill Green, Director                          David B Lockton, Director


/s/ Bruce W. Bauer
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Bruce W. Bauer, Director